Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of May 5, 2011, is entered into by and among Mitek Systems, Inc., a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, shares of common stock, par value $0.001 per share (the “Common Stock”), of the Company, as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I
DEFINITIONS

1.1          Definitions.    In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 promulgated under the Securities Act.  With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Shares pursuant to Section 2.1.

“Closing Date” means the date on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Shares have been satisfied or waived.

“Common Stock Equivalents” means any securities of the Company which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Paul, Hastings, Janofsky & Walker LLP, with offices located at 4747 Executive Drive, 12th Floor, San Diego, CA 92121.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Permitted Lien” shall mean liens for taxes not yet due, mechanics liens and similar liens for labor, materials or supplies incurred in the ordinary course of business for amounts that are not delinquent and any liens that individually or in the aggregate are not material.

“Person” means an individual, sole proprietorship, partnership, joint venture, trust, incorporated or unincorporated association, corporation, limited liability company, government (or an agency or subdivision thereof) or other entity of any kind.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” means the Securities and Exchange Commission.

“Shares” means the shares of Common Stock purchased by and issued or issuable to each Purchaser pursuant to this Agreement as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Shares.”

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Shares purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE Amex, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (as defined in Section 3.l(u)).

“Transaction Documents” means this Agreement, all exhibits and schedules hereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent Instruction Letter” means an irrevocable letter on behalf of the Company addressed to the transfer agent for the Common Stock instructing such transfer agent to issue to Purchaser, within three (3) Business Days, the number of Shares being purchased by Purchaser hereunder.

ARTICLE II
PURCHASE AND SALE

2.1          Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to issue and sell, and each Purchaser, severally, agrees to purchase, the number of shares of Common Stock as specified below such Purchaser’s name on the signature page of this Agreement, at a purchase price of $5.25 per share.  The aggregate purchase price payable by the Purchasers to the Company for all the Shares shall be $15,000,000.75.  Each Purchaser shall deliver to the Company, via wire transfer or a certified check, immediately available funds equal to its Subscription Amount and the Company shall deliver to each Purchaser its respective Shares, and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

2.2          Deliveries.

(a)      On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)           this Agreement duly executed by the Company;

(ii)          an opinion of counsel to the Company in substantially the form set forth in Appendix I attached hereto; and

(iii)         a copy of the Transfer Agent Instruction Letter duly executed on behalf of the Company.

(b)      On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i)           this Agreement duly executed by such Purchaser;

(ii)          such Purchaser’s Subscription Amount by wire transfer to the Company; and

(iii)         an accredited investor questionnaire in form and substance reasonably acceptable to the Company.

2.3          Closing Conditions.

(a)      The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchasers contained herein, except if any such representations or warranties are already qualified by materiality or Material Adverse Effect, the accuracy in all respects on the Closing Date of such representations and warranties;

(ii)          all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii)         each of the other Purchasers shall have purchased, in accordance with this Agreement, the number of shares of Common Stock such Purchasers agreed to purchase; and

(iv)        delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b)      The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)           the accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained herein, except if any such representations or warranties are already qualified by materiality or Material Adverse Effect, the accuracy in all respects on the Closing Date of such representations and warranties;

(ii)          all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)         delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)        contemporaneously with the Closing, the Company shall have consummated the issuance of Shares to Purchasers for an aggregate Subscription Amount of at least $5,000,000; and

(v)          trading in the Common Stock shall not have been suspended by the SEC or the Company’s principal Trading Market.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of the Company.    Except as set forth in the Disclosure Schedules of the Company (the “Disclosure Schedules”), which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation or warranty otherwise made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, and except as set forth in the SEC Reports (as defined in Section 3.1(j)), the Company hereby makes the following representations and warranties to each Purchaser:

(a)      Organization and Qualification.  The Company is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate, as the case may be, its properties and conduct its business as now conducted, and to perform its obligations under this Agreement.  The Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or the property owned or leased by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to result in a material adverse effect on (i) the legality, validity or enforceability of any Transaction Document, (ii) the results of operations, assets, business or condition (financial or otherwise) of the Company or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).  In addition, except as disclosed in the SEC Reports, the Company does not own or control, directly or indirectly, any corporation, association or other entity.  Further, the Company is not in violation of its charter or bylaws, and complete and correct copies of the certificate of incorporation and bylaws of the Company as in effect on the Closing Date have been filed by the Company with the SEC.

(b)      Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection therewith.  Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(c)      No Conflicts.  The execution, delivery and performance of the Transaction Documents by the Company, the issuance and sale of the Shares by the Company and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) violate or conflict with the certificate of incorporation or bylaws of the Company, (ii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or (iii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt, lease, or other instrument or other understanding to which the Company is a party or by which any property (including without limitation all Intellectual Property Rights (as defined in Section 3.1(n)) or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(d)      Legal Proceedings.  There is no action, claim, suit, investigation or proceeding, pending by or against the Company or any of its respective directors or officers, or of which any of the Company’s properties is the subject, that challenges or may have the effect of preventing, delaying, making illegal or otherwise interfering with the execution and delivery by the Company of this Agreement or any of the Transaction Documents to which it is a party or the performance of the Company hereunder or thereunder, or would, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.

(e)      Compliance.  Except as set forth in Schedule 3.1(e), the Company (i) is not in material default under or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any credit agreement or any other similar agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) to the knowledge of the Company, is not in violation of any order of any court, arbitrator or governmental body, nor (iii) is the Company, nor has it been, in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(f)      Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than as may be required under the Securities Act, the Exchange Act, the rules and regulations of the SEC, or under applicable state securities laws, or the Financial Industry Regulatory Authority (“FINRA”), all of which requirements will be satisfied in all material respects at or prior to the Closing Date.

(g)      Issuance of the Shares.  The Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents.  The Company has reserved from its duly authorized capital stock the number of shares of Common Stock issuable pursuant to this Agreement.

(h)      Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(h).  All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and have not been issued in violation of any preemptive rights or other rights to subscribe for or purchase securities.  The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s incentive plans and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Shares and except as set forth on Schedule 3.1(h), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for, transfer, sell or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents.  The issuance and sale of the Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  In addition, there are no voting agreements or other similar arrangements with respect to the Common Stock to which the Company is a party.

(i)       Accountants.  Mayer Hoffman McCann P.C., whose report on the financial statements of the Company is filed with the SEC in the Company’s Annual Report on Form 10-K for the year ended September 30, 2010, are independent registered public accountants as required by the Securities Act and the rules and regulations of the SEC.

(j)       SEC Reports.  The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since October 1, 2010 (the foregoing materials filed since October 1, 2010, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  Except to the extent corrected by subsequent SEC Reports or amendments to a prior SEC Report, as of their respective filing dates, the SEC Reports (i) were complete and accurate in all material respects, (ii) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and (iii) none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(k)      Financial Statements.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(l)       No Changes.  Subsequent to December 31, 2010, except as otherwise described in the SEC Reports, there has not been (i) any change, development or event that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect, (ii) any transaction that is material to the Company, (iii) any obligation, direct or contingent, that is material to the Company, incurred by the Company, (iv) any change in the capital stock or outstanding indebtedness of the Company that is material to the Company, or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

(m)     Property.  (i) Except as set forth in the SEC Reports, the Company has good and marketable title to all properties and assets described in the SEC Reports as owned by it free and clear of any Liens, whether imposed by agreement, contract, understanding, law, equity or otherwise, except for Permitted Liens (as defined below) or where any failure to have good and marketable title to such properties and assets, individually or in the aggregate, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and the Company has valid and enforceable leases for all properties described in the SEC Reports as leased by it, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles.

(n)      Patents and Trademarks.  To the Company’s knowledge, the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as described in the SEC Reports and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  The Company has not received a notice (written or otherwise) that any of the Intellectual Property Rights used by the Company violates or infringes upon the intellectual property rights of any Person.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(o)      Internal Controls.  The Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(p)      Disclosure Controls.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act).  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no material changes in internal controls over financial reporting (as such term is defined in the Exchange Act) that would be reasonably likely to materially affect the Company’s internal controls over financial reporting.  The Company is in compliance in all material respects with all provisions currently in effect and applicable to the Company of the Sarbanes-Oxley Act of 2002, and all rules and regulations promulgated thereunder or implementing the provisions thereof.

(q)      Regulatory Permits.  The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses, all of which are valid and in full force and effect, as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

(r)      Related Party Transactions.  Except as disclosed in the SEC Reports or as set forth on Schedule 3.1(r), during the two-year period preceding the Closing Date, no event has occurred that would be required to be reported by the Company pursuant to Item 404(d)(1) of Regulation S-K promulgated by the SEC.

(s)      Insurance.  The Company maintains insurance with insurers of recognized financial responsibility of the types and in the amounts it deems adequate for its business, including, but not limited to, insurance covering the acts and omissions of directors and officers.  The Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect.

(t)      Labor Disputes.  No labor dispute with employees of the Company exists or, to the Company’s knowledge, is imminent which could reasonably be expected to have a Material Adverse Effect.

(u)      Over-The-Counter Bulletin Board.  The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act.  The Company shall comply with all requirements of FINRA with respect to the issuance of the Shares and the quoting of the Shares on the OTC Bulletin Board.

(v)      Private Placement. Assuming the accuracy of the Purchasers representations and warranties set forth in Section 3.2 and the accuracy of the statements made to the Company by the placement agent to this transaction, no registration under the Securities Act is required for the offer and sale of the Shares by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Shares hereunder does not contravene the rules and regulations of the Trading Market.

(w)     No Manipulation of Stock.  Neither the Company nor, to its knowledge, any of its Affiliates has taken, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(x)      Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(y)      Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Shares and the Purchasers’ ownership of the Shares.

(z)      Foreign Corrupt Practices.  Neither the Company, nor to the Company’s knowledge, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation in any material respect of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(aa)    Tax Status.  Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company, as of the date hereof.  All tax liabilities are adequately provided for on the books of the Company.

(bb)   Brokers or Finders.  Except for William Blair & Company, L.L.C., the Company has not dealt with any broker or finder in connection with the transactions contemplated by this Agreement, and, except for certain fees and expenses payable by the Company to William Blair & Company, L.L.C., the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders’ fees or agents commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

(cc)    No Integrated Offering.  Neither the Company, nor any of its Affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances within the prior six months that would cause this offering of the Shares to be integrated with such prior offerings for purposes of the Securities Act which would require the registration of any such shares under the Securities Act.

(dd)   No General Solicitation.  Assuming the accuracy of the statements made to the placement agent to the transaction contemplated hereunder, neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Shares by any form of general solicitation or general advertising.  The Company has offered the Shares for sale only to the Purchasers and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.  Other than this Agreement and the SEC Reports, the Company has not distributed and any offering materials in connection with the offering and sale of the Shares.

(ee)    No Representations.  The Company confirms that no Purchaser or any of such Purchaser’s authorized agents have made any representation or warranty to the Company about such Purchaser other than as set forth in this Agreement, and that the Company has not relied upon any other representation or warranty, express or implied, in connection with the transactions contemplated by this Agreement.

(ff)     Disclosure.  The Company confirms that neither it nor any Person acting on its behalf has provided any Purchaser or its respective agents or counsel with any information that the Company believes constitutes material, non-public information concerning the Company or its business, except insofar as the existence and terms of the proposed transactions contemplated hereunder may constitute such information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  Except as specified below, all disclosure provided to the Purchasers regarding the Company and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(gg)   Shell Company. The Company is not, nor has it ever been, an issuer identified in Rule 144(i)(1) promulgated under the Securities Act.

3.2          Representations and Warranties of the Purchasers         Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)      Organization; Authority.  Such Purchaser, if not an individual, is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)      Own Account.  Such Purchaser understands that the Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Shares as principal for its own account and not with a view to or for distributing or reselling such Shares or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Shares in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Shares (this representation and warranty not limiting such Purchaser’s right to sell the Shares in compliance with applicable federal and state securities laws) in violation of the Securities Act or any applicable state securities law.  Such Purchaser is acquiring the Shares hereunder in the ordinary course of its business.

(c)      Purchaser Status.  At the time such Purchaser was offered the Shares, it was, and at the date hereof it is, either: (i) an “accredited investor” as defined in Rule 501 under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act.  Such Purchaser is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

(d)      Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(e)      No Representations.  Purchaser confirms that neither the Company nor any of its authorized agents has made any representation or warranty to Purchaser about the Company or the Shares other than those set forth in this Agreement, and that Purchaser has not relied upon any other representation or warranty, express or implied, in connection with the transactions contemplated by this Agreement.

(f)      Consents.  All consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and are effective as of the Closing.

(g)      Acknowledgements Regarding Placement Agent.  Each Purchaser acknowledges that William Blair & Company, L.L.C. is acting as placement agent (the “Placement Agent”) for the Shares being offered hereby and will be compensated by the Company for acting in such capacity.  Each Purchaser further acknowledges that the Placement Agent has acted solely as placement agent for the Company in connection with the offering of the Shares by the Company, that if the Placement Agent provided any information and data to such Purchaser in connection with the transactions contemplated hereby, that such information and data have not been subjected to independent verification by the Placement Agent, and that the Placement Agent makes no representation or warranty with respect to the accuracy or completeness of such information, data or other related disclosure material. Each Purchaser further acknowledges that in making its decision to enter into this Agreement and to purchase the Shares it has relied on its own examination of the Company and the terms of, and consequences, of holding the Shares.  The Purchaser agrees that, except in the case of fraud, gross negligence or willful misconduct of any of the following, neither the Placement Agent nor any of its controlling persons, Affiliates, directors, officers, employees or consultants shall have any liability to the Purchaser or any person asserting claims on behalf of or in right of the Purchaser for any losses, claims, damages, liabilities or expenses arising out of or relating to this Agreement or the Purchaser’s purchase of Shares.  Each Purchaser further acknowledges that the provisions of this Section 3.2(g) are also for the benefit of, and may also be enforced by, the Placement Agent.

(h)      Investment Risks.  Purchaser acknowledges and is aware that: (i) there are substantial restrictions on the transferability of the Shares, (ii) the Shares will not be, and Purchaser does not have the right to require that the Shares be, registered under the Securities Act, and (iii) the certificates representing the Shares shall bear a legend similar to the legend set forth in Section 4.1 (c).

(i)       Information.  Each Purchaser and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company, and materials relating to the offer and sale of the Shares, if any, that have been requested by the Purchaser or its advisors, if any. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser acknowledges and understands that its investment in the Shares involves a significant degree of risk, including the risks reflected in the SEC Reports. Neither such inquiries nor any other due diligence investigation conducted by such Purchaser shall modify, limit or otherwise affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

(j)       General Solicitation.  Such Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or meeting or, to its knowledge, in any other form of general solicitation or general advertisement.

(k)      No Governmental Review.  Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares purchased hereunder.

(l)       Regulation M.  Purchaser is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Purchaser.

(m)     No Conflict.  The execution and delivery of this Agreement and the transactions by such Purchaser and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the organizational documents of such Purchaser, (ii) any material agreement or instrument, permit, franchise, or license or (iii) any judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

(n)      Brokers and Finders.  No Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or such Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Purchaser.  In addition, the Purchaser is not a broker-dealer.  If the Purchaser is an Affiliate of a broker-dealer, the Purchaser is acquiring the Shares in the ordinary course of its business.

(o)      Short Positions; Certain Trading Limitations.  Other than consummating the transactions contemplated hereunder, such Purchaser has not, directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, directly or indirectly, effected or agreed to effect any purchases or sales, including Short Sales, of the securities of the Company, or engaged in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in, or be characterized as, a sale, an offer to sell, a solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to the Common Stock of the Company by the Purchaser or any person or entity in violation of applicable securities laws, during the period commencing from the time that such Purchaser first received notice of the identity of the Company as the issuer in the transaction from the Company or any other Person representing the Company contemplated hereunder until the date hereof (“Discussion Time”).  Such prohibited hedging or other transactions would include without limitation effecting any Short Sale or having in effect any short position (whether or not such sale or position is “against the box” and regardless of when such position was entered into) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Common Stock of the Company or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company.

(p)      Confidentiality Prior To The Date Hereof.  Other than with respect to other Persons party to this Agreement or as permitted by the terms of the non-disclosure agreement entered into between such Purchaser and the Company, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(q)      Affiliates.  To the knowledge of the Purchaser, the Purchaser is not an Affiliate of the Company.

(r)      Reliance by the Company.  Purchaser understands that the foregoing representations and warranties are to be relied upon by the Company as a basis for exemption of the sale of the Shares under the Securities Act and under the securities laws of all applicable states and for other purposes.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

4.1          Transfer Restrictions; Legend.

(a)      Each Purchaser understands that the Shares have not been registered under the Securities Act or any state securities laws and that the Shares may only be disposed of in compliance with state and federal securities laws.  In connection with any transfer of Shares other than pursuant to an effective registration statement or in compliance with Rule 144 or to the Company or to an Affiliate of a Purchaser, the Company may require the transferor thereof to provide to the Company, at the transferor’s sole expense, an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act and such transfer is in compliance with applicable state and federal securities laws.  In addition, as a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of a Purchaser under this Agreement.

(b)      Each Purchaser acknowledges that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of Shares, in any jurisdiction outside of the United States where action for that purpose is required.  Each Purchaser outside the United States will comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.  The Placement Agent is not authorized to make any representation or use any information in connection with the issue, placement, purchase and sale of the Shares.

(c)      Each Purchaser hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement, and the Purchasers agree that any certificates evidencing the Shares will be imprinted with a legend that prohibits their transference except in accordance therewith and so long as is required by this Section 4.1 in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

(d)      After the earlier of (i) a sale pursuant to a registration statement and receipt by the Company of a Purchaser’s written confirmation that such Shares have been disposed of in compliance with the prospectus delivery requirements of the Securities Act or (ii) Rule 144 becoming available to a Purchaser, the Company shall, upon such Purchaser’s written request, promptly cause certificates evidencing the Purchaser’s Shares to be replaced with certificates that do not bear such restrictive legends.  When the Company is required to cause unlegended certificates to replace previously issued legended certificates, such unlegended certificates shall be delivered to a Purchaser or the Purchaser’s transferee electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions, if available, within three (3) Business Days following submission by that Purchaser of legended certificate(s) to the Company’s transfer agent together with a representation letter in customary form.  The Company’s obligation to issue unlegended certificates pursuant to this Section 4.1(d) shall be excused if (i) the SEC promulgates any rule or interpretation expressly prohibiting removal of legends in such circumstances or (ii) the SEC or any state regulatory authority instructs the Company or its transfer agent not to remove such legends.

(e)      Notwithstanding the removal of legends as provided in Section 4.1(d), until a Purchaser’s Shares are sold pursuant to a registration statement or Rule 144 becomes available to the Purchaser, the Purchaser shall continue to hold such shares in the form of a definitive stock certificate and shall not hold the shares in street name or in book-entry form with a securities depository.

4.2          Securities Laws Disclosure; Publicity.  The Company shall, by 9:30 a.m. (New York time) on the second Business Day following the date hereof, but in no event later than or substantially concurrent with the public disclosure of its earnings for the fiscal quarter ended March 31, 2011, issue a press release disclosing the transactions contemplated hereby (the “Press Release”), and by the fourth Business Day following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents (and attach as exhibits thereto the Transaction Documents) (the “Form 8-K”).  In addition, the Company will make such other filings and notices in the manner and time required by the SEC and the Trading Market on which the Common Stock may be listed.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the SEC (other than any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the Exchange Act, including the Form 8-K) or any regulatory agency or Trading Market upon which the Common Stock may be listed, without the prior written consent of such Purchaser, except to the extent such disclosure is required by law or applicable Trading Market regulations.  From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents that is not disclosed in the Press Release.  No Purchaser shall issue any press release or make any other public announcement with respect to the transactions contemplated hereby without the prior written consent of the Company, which consent shall not unreasonably be withheld or delayed.

4.3          Short Positions and Confidentiality After The Date Hereof. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it nor any Affiliate acting on its behalf or pursuant to any understanding with it will effect or agree to effect any purchases or sales, including Short Sales, of the securities of the Company, or engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in, or be characterized as, a sale, an offer to sell, a solicitation of offers to buy, disposition of, loan, pledge or grant of any right with respect to the Common Stock of the Company by the Purchaser or any person or entity in violation of applicable securities laws, during the period commencing at the Discussion Time and ending at the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.2.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company as described in Section 4.2, such Purchaser has maintained and will maintain, in each case in accordance with the terms of the non-disclosure agreement entered into between such Purchaser and the Company, the confidentiality of the existence and terms of this transaction and the information included in the Disclosure Schedules.   Notwithstanding the foregoing, no Purchaser makes any representation, warranty or covenant hereby that it will not engage in any purchases or sales, including Short Sales, of the securities of the Company, or engage in any hedging or other transaction with respect to the securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced as described in Section 4.2.

4.4          Form D; Blue Sky Filings.  The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchasers at the Closing under applicable securities laws of the states of the United States.

4.5          Furnishing of Information.   As long as any Purchaser owns the Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.  As long as any Purchaser owns Shares, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Purchasers and make publicly available in accordance with Rule 144(c) such information as is required for the Purchasers to sell the Shares under Rule 144.  The Company further covenants that it will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.6          Integration.  For a period of six months from the Closing Date, the Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchasers, or that would be integrated with the offer or sale of the Shares for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the Shares to the Purchasers.

4.8          Indemnification of Purchasers.  The Company will indemnify and hold the Purchasers and their directors, officers, shareholders, partners, employees and agents (each, an “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document.  In addition to the indemnity contained herein, the Company will reimburse each Purchaser Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

4.9          Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents prior to their public announcement, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto such Purchaser shall have executed a written agreement regarding the confidentiality and use of such information.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.10        Listing of Securities.  The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares, and will take such other action as is necessary or desirable to cause the Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.11        Use of Proceeds.  The Company will use the net proceeds from the sale of the Shares hereunder for working capital purposes and not for the satisfaction of any portion of the Company’s debt (other than payment of trade payables and accrued expenses in the ordinary course of the Company’s business and consistent with prior practices), or to redeem any Common Stock or Common Stock Equivalents.

4.12        Agreements of the Company.  The Company agrees that it will not, until ninety (90) days after the Closing Date, offer to sell, solicit offers to purchase or sell any of its capital stock or securities convertible into or exchangeable or exercisable for its capital stock, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for its capital stock, without the prior written consent of a majority of the Shares held by the Purchasers; provided, however, that the foregoing shall not preclude the Company from issuing a pure debt instrument or from issuing stock options or Common Stock issuable upon exercise of outstanding options and warrants, or pursuant to employee benefit or stock purchase plans.

ARTICLE V
MISCELLANEOUS

5.1           Fees and Expenses.  Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

5.2           Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3           Further Assurances.  Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances, as may be reasonably requested by the other party to better evidence and reflect the transactions described herein and contemplated hereby, and to carry into effect the intents and purposes of this Agreement.

5.4           Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and shall be deemed given and effective if (i) delivered personally or (ii) sent by registered or certified mail, postage prepaid or (iii) sent by overnight courier with a nationally recognized courier service, or (iv) sent via facsimile confirmed in writing in any of the foregoing manners, as set forth on the signature page attached hereto if delivered to Purchaser, or as follows if delivered to the Company:

Mitek Systems, Inc.
8911 Balboa Ave, Suite B
San Diego, CA 92123
Attention:  James B. DeBello
Fax:  858.503.7820

With a copy to:                   Paul, Hastings, Janofsky & Walker LLP
4747 Executive Drive, 12th Floor
San Diego, CA 92121
Attention:	Carl R. Sanchez, Esq.
Elizabeth A. Razzano, Esq.
Fax:  858-458-3005

If sent by mail, notice shall be considered delivered five Business Days after the date of mailing, and if sent by any other means set forth above, notice shall be considered delivered upon receipt thereof.  Any party may by notice to the other parties change the address or facsimile number to which notice or other communications to it are to be delivered or mailed.

5.5           Amendments; Waivers.  No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers of at least 67% of the Shares still held by the Purchasers or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6           Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7           Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns (including by merger, share exchange or other similar corporate reorganization or similar transaction).  No party may assign its rights or obligations under this Agreement or designate another person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other party.  In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the other party.  In addition, provided further that irrespective of such transfer, assignment and designation, the Purchaser shall remain obligated hereunder with respect to all of such Purchaser’s purchased Shares.

5.8           Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other any Transaction Document, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

5.9           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

5.10        Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Shares for the period of the statute of limitations applicable thereto.

5.11        Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” or “.tif” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” or “.tif” signature page were an original thereof.

5.12        Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13        Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.14        Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.15        Waiver of Jury Trial.  In any action, suit or proceeding in any jurisdiction brought by any party against any other party, the parties each knowingly and intentionally, to the greatest extent permitted by applicable law, hereby absolutely, unconditionally, irrevocably and expressly waives forever trial by jury.

5.16        Termination.  In the event that the Closing shall not have occurred with respect to a Purchaser on or before May 31, 2011 due to the Company’s or such Purchaser’s failure to satisfy the conditions set forth in Section 2.3 above (and the non-breaching party’s failure to waive such unsatisfied condition(s)), the non-breaching party shall have the option to terminate this Agreement with respect to such breaching party at the closing of business on such date without liability of any party to any other party.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

MITEK SYSTEMS, INC.

By:	/s/ James B. DeBello
	Name:	James B. DeBello
	Title:	President, Chief Executive Officer and Chief
Financial Officer

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGE FOR PURCHASER FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser:

Signature of Authorized Signatory of Purchaser:

Name of Authorized Signatory:

Title of Authorized Signatory:

Email Address of Purchaser:

Fax Number of Purchaser:

Address for Notice of Purchaser:

Address for Delivery of Shares for Purchaser (if not same as address for notice):

Subscription Amount: $_________________

Shares: _________________

EIN Number:  ____________________

[SIGNATURE PAGES CONTINUE]

[Purchaser Signature Page to Securities Purchase Agreement]